EXHIBIT 99.1

S&W Announces Results for the Second Quarter of Fiscal 2016

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - February 11, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal year 2016 ended December 31, 2015.

Second Quarter Fiscal 2016 Financial Highlights:

  Quarterly revenue increased 75.0% to $24.1 million compared to $13.8 million in the comparable quarter of fiscal 2015;

  Quarterly gross profit margins improved to 16.7% compared to gross profit margins of 14.2% (16.2% on an adjusted basis) for the second quarter of fiscal 2015;

  Quarterly Adjusted EBITDA (see Table B) improved to $1.3 million compared to $0.4 million in the second quarter of fiscal 2015;

  Net income totaled $1.4 million for the second quarter of fiscal 2016 compared to a net loss of $(1.5) million in the second quarter of fiscal 2015;

  Adjusted non-GAAP net income (see Table A-1) of $0.2 million for the second quarter of fiscal 2016 compared to an adjusted non-GAAP loss of $(0.2) million in the year ago period;

  GAAP EPS of $0.10 per diluted share for the second quarter compared to a loss of $(0.13) per diluted share in the second quarter of fiscal 2015; and

  Adjusted Non-GAAP EPS (see Table A-1) for the second quarter of $0.01 per diluted share compared to $(0.02) per diluted share in the second quarter of fiscal 2015.

Quarterly Results
For the second quarter of fiscal year 2016, revenue increased 75.0% to $24.1 million versus $13.8 million in the comparable period of the prior year. The increase in second quarter revenue was primarily attributable to sales under the Company's distribution and production agreements with DuPont Pioneer, which were ahead of seasonal shipping expectations as the Company was able to process and ship seed earlier than anticipated.

Gross profit margins during the second quarter of fiscal 2016 were 16.7% compared to gross profit margins of 14.2% in the second quarter of fiscal 2015, and adjusted gross profit margins of 16.2% in the second quarter of last year. Gross profit margins increased during the second quarter of fiscal 2016 primarily due to sales of the Company's dormant seed varieties to DuPont Pioneer, which were not included in the comparable period of the prior year. The sale of the Company's dormant varieties to DuPont Pioneer generally carry a higher margin profile than its non-dormant business. While the Company benefitted from sales and margin contributions from its DuPont Pioneer agreements, these benefits were offset by higher seed costs within the Company's non-dormant operations, driven by lower than expected yields on the recent alfalfa seed harvests.

Selling, general and administrative (SG&A) expenses for the second quarter of fiscal 2016 totaled $2.3 million compared to $3.0 million (or $1.8 million after excluding non-recurring one-time transaction expenses of $1.2 million associated with the acquisition of the DuPont Pioneer assets) for the comparable period in fiscal 2015. Research and development (R&D) expenses for the second quarter increased to $733,000 from $217,000 in the year ago period. The increase in SG&A and R&D expenses was primarily due to the addition of activities associated with the acquired DuPont Pioneer operations.

Total operating expenses for the second quarter of fiscal 2016 were $3.8 million compared to $4.0 million (or $2.4 million after excluding non-recurring one-time transaction expenses of $1.2 million associated with the acquisition of the DuPont Pioneer assets and the $0.5 million impairment charge) in the year ago period. The increase in total operating expenses is primarily associated with the addition of activities associated with the acquired DuPont Pioneer operations.

In conjunction with the implementation of the Company's international tax planning strategy, the Company recorded a tax benefit during the second quarter of fiscal 2016 related to an unrealized foreign currency exchange loss incurred on an inter-company loan to its wholly owned subsidiary in Australia.

Adjusted non-GAAP net income (see Table A-1) for the second quarter of fiscal 2016, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, loss on equity method investment, and interest expense - amortization of debt discount), was $164,000, or $0.01 per basic and diluted share. Adjusted non-GAAP net loss (see Table A-1) for the second quarter of fiscal 2015, excluding various items (non-seed farming related losses, impairment charges and acquisition / transaction related expenses) was $(247,000), or $(0.02) per basic and diluted share.

GAAP net income for the second quarter of fiscal 2016 was $1.4 million, or $0.10 per basic and diluted share, compared to a net loss of $(1.5) million, or $(0.13) per basic and diluted share, in the second quarter of fiscal 2015. The increase in the Company's net income for the second quarter of fiscal 2016 primarily resulted from the increase in gross profit and the tax benefit recorded in that period.

Adjusted EBITDA, a non-GAAP metric (see Table B), for the second quarter of fiscal 2016 was $1.3 million compared to Adjusted EBITDA of $396,000 in the second quarter of fiscal 2015.

Outlook
Based upon the evaluation of information currently available to management, the Company continues to expect to generate annual revenue of approximately $95 million for the fiscal year ending June 30, 2016, reflecting an increase of approximately 17% over fiscal 2015.

Management Discussion
Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "We are pleased with the results of the second quarter, as alfalfa seed markets continue to be characterized by improved demand and decreased supply on a global basis. The acquisition of our dormant alfalfa seed operations continues to be a tremendous strategic driver for S&W. Particularly, we are seeing enhanced cross-selling opportunities as we introduce our expanded product portfolio into our existing distribution channels, as well as a broadening of contracted growers to increase our seed production capabilities. We are anticipating an approximate 15% increase in contracted acreage during calendar year 2016 as compared to 2015, which will be a key contributor to both revenue growth and improved margins."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "During the second quarter, we successfully processed and shipped product ahead of schedule to our largest customer, DuPont Pioneer. While demand remains strong, our gross profit margins continue to be impacted during the current year as the weaker than anticipated seed yields have increased our seed production costs. As we move to fiscal 2017 and beyond, we have terminated production contracts where we carry farming and yield risk, which should result in expanded margins going forward."

Mr. Szot continued, "We continue to make strides to strengthen our balance sheet. Our original convertible debt balance of $27 million has been paid down to $12.5 million through today. We look forward to retiring the remaining convertible debt balance over the next 12 months."

Mr. Grewal concluded, "Fiscal 2016 is on target to finish with record revenue of approximately $95 million as we see continued strength in our end markets. With strong progress being made within our distribution and production platforms this year, we continue to make investments to maintain a leadership position into the future. Our diverse product portfolio continues to be bolstered as we make progress bringing next generation seed varieties to the market through our various collaborations. Overall, we have made tremendous strides over the last year to position S&W as one of the leading alfalfa seed companies in the world, and look forward to continued progress into the future."

Conference Call
S&W Seed Company has scheduled a conference call for today, Thursday, February 11, 2016, at 4:30pm ET (1:30pm PT) to review the results of its most recent quarter. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10079828. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of S&W's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see tables A-1, A-2 and B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Selling, general and administrative expenses. We exclude a portion of SG&A expense for non-recurring transaction expenses related to the acquisition and financing. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisition completed on December 31, 2014. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

Impairment charges - Disposal of property, plant and equipment loss (gain). We exclude the impairment charge of $500,000 attributable to the unrecovered stand establishment and growing crop costs that were incurred on the farmland sold in March 2015. These amounts are non-recurring charges and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligation. Change in contingent consideration obligation is related to the change in fair value of the contingent consideration to DuPont Pioneer for the December 2014 acquisition. These amounts are non-cash gains and/or losses and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of marketable securities. Gain on the sale of marketable securities is related to a gain on purchase and subsequent sale of certain bonds. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses (gains) from our equity method investment are related to our portion of losses incurred at our 50% owned Joint Corporation in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the excluded tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that we have calculated by deducting losses incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less losses incurred on farming of non-seed crops, acquisition related expenses, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, gain on sale of marketable securities and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income reached the non-GAAP levels represented to calculate non-GAAP net income (loss) for the presented periods. Investors need to recognize that the effects to tax rates are made by management's best estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring cost of revenue charges, acquisition related expenses, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, interest expense - convertible debt and other, loss on equity method investment, gain on sale of marketable securities and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company, which supplies a range of forage and specialty crop products supporting the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe. Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning annual revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2016, diversification of our business and a strengthening alfalfa seed market. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	December 31,			December 31,
	2015			2014

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$24,141,257	-	$24,141,257	$13,793,766	-	$13,793,766

Cost of revenue	20,109,824	-	20,109,824	11,832,557	(270,048)	11,562,509

Gross profit	4,031,433	-	4,031,433	1,961,209	(270,048)	2,231,257

Operating expenses
Selling, general and administrative expenses	2,306,144	-	2,306,144	2,991,501	(1,145,064)	1,846,437
Research and development expenses	732,607	-	732,607	217,180	-	217,180
Depreciation and amortization	791,242	-	791,242	310,552	-	310,552
Impairment Charges	-	-	-	500,198	(500,198)	-

Total operating expenses	3,829,993	-	3,829,993	4,019,431	(1,645,262)	2,374,169

Income (loss) from operations	201,440	-	201,440	(2,058,222)	(1,415,112)	(142,912)

Other expense
Foreign currency (gain) loss	(335,159)	-	(335,159)	35,148	-	35,148
Change in derivative warrant liabilities	(943,000)	943,000	-	-	-	-
Change in contingent consideration obligation	47,811	(47,811)	-	-	-	-
Gain on sale of marketable securities	(123,038)	123,038	-	-	-	-
Loss on equity method investment	129,341	(129,341)	-	-	-	-
Interest expense - amortization of debt discount	1,055,202	(1,055,202)	-	13,107	-	13,107
Interest expense - convertible debt and other	537,749	-	537,749	174,635	-	174,635

Loss before income taxes	(167,466)	(166,316)	(1,150)	(2,281,112)	(1,415,112)	(365,802)
Benefit from income taxes	(1,529,252)	(1,363,624)	(165,628)	(738,452)	(620,033)	(118,419)
Net income (loss)	$1,361,786	1,197,308	$164,478	$(1,542,660)	(795,079)	$(247,383)

Net income (loss) per common share:
Basic	$0.10		$0.01	$(0.13)		$(0.02)
Diluted	$0.10		$0.01	$(0.13)		$(0.02)

Weighted average number of common shares outstanding:
Basic	14,120,650		14,120,650	11,634,469		11,634,469
Diluted	14,120,650		14,120,650	11,634,469		11,634,469

Table A-2

	Six Months Ended			Six Months Ended
	December 31,			December 31,
	2015			2014

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$36,396,169	-	$36,396,169	$21,957,999	-	$21,957,999

Cost of revenue	30,389,855	(259,566)	30,130,289	18,682,998	(265,890)	18,417,108

Gross profit	6,006,314	(259,566)	6,265,880	3,275,001	(265,890)	3,540,891

Operating expenses
Selling, general and administrative expenses	4,780,121	-	4,780,121	4,788,628	(1,145,064)	3,643,564
Research and development expenses	1,422,980	-	1,422,980	431,838	-	431,838
Depreciation and amortization	1,580,038	-	1,580,038	630,311	-	630,311
Impairment Charges	-	-	-	500,198	(500,198)	-

Total operating expenses	7,783,139	-	7,783,139	6,350,975	(1,645,262)	4,705,713

Loss from operations	(1,776,825)	(259,566)	(1,517,259)	(3,075,974)	(1,911,152)	(1,164,822)

Other expense
Foreign currency (gain) loss	(251,813)	-	(251,813)	82,889	-	82,889
Change in derivative warrant liabilities	(1,482,000)	1,482,000	-	-	-	-
Change in contingent consideration obligation	(47,473)	47,473	-	-	-	-
Gain on sale of marketable securities	(123,038)	123,038	-	-	-	-
Loss on equity method investment	223,703	(223,703)	-	-	-	-
Interest expense - amortization of debt discount	1,961,454	(1,961,454)	-	26,142	-	26,142
Interest expense - convertible debt and other	1,233,984	-	1,233,984	408,250	-	408,250

Loss before income taxes	(3,291,642)	(792,212)	(2,499,430)	(3,593,255)	(1,911,152)	(1,682,103)
Benefit from income taxes	(2,779,195)	(1,774,413)	(1,004,782)	(1,176,279)	(625,630)	(550,649)
Net loss	$(512,447)	982,201	$(1,494,648)	$(2,416,976)	(1,285,522)	$(1,131,454)

Net loss per common share:
Basic	$(0.04)		$(0.11)	$(0.21)		$(0.10)
Diluted	$(0.04)		$(0.11)	$(0.21)		$(0.10)

Weighted average number of common shares outstanding:
Basic	13,792,002		13,792,002	11,629,766		11,629,766
Diluted	13,792,002		13,792,002	11,629,766		11,629,766

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income (loss)	$1,361,786	$(1,542,660)	$(512,447)	$(2,416,976)

Non-recurring cost of revenue charges	-	270,048	259,566	265,890

Depreciation and amortization	791,242	310,552	1,580,038	630,311

Impairment charges	-	500,198	-	500,198

Non-recurring transaction costs	-	1,145,064	-	1,145,064

Non-cash stock based compensation	324,561	228,063	628,173	447,075

Foreign currency (gain) loss	(335,159)	35,148	(251,813)	82,889

Change in derivative warrant liabilities	(943,000)	-	(1,482,000)	-

Change in contingent consideration obligation	47,811	-	(47,473)	-

Gain on sale of marketable securities	(123,038)	-	(123,038)	-

Loss on equity method investment	129,341	-	223,703	-

Interest expense - amortization of debt discount	1,055,202	13,107	1,961,454	26,142

Interest expense - convertible debt and other	537,749	174,635	1,233,984	408,250

Benefit from income taxes	(1,529,252)	(738,452)	(2,779,195)	(1,176,279)

Non-GAAP Adjusted EBITDA	$1,317,243	$395,703	$690,952	$(87,436)

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2015	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,221,238	$3,535,458
Accounts receivable, net	12,654,321	26,728,741
Inventories, net	37,066,631	25,521,747
Prepaid expenses and other current assets	1,189,941	797,199
Deferred tax assets	280,280	286,508
TOTAL CURRENT ASSETS	56,412,411	56,869,653

Property, plant and equipment, net	11,861,970	11,476,936
Intangibles, net	36,536,619	38,004,916
Goodwill	9,496,202	9,630,279
Crop production costs, net	-	212,231
Deferred tax assets	7,303,609	4,060,156
Other assets	2,617,830	2,088,896
TOTAL ASSETS	$124,228,641	$122,343,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$14,982,183	$13,722,900
Accounts payable - related parties	5,287,224	1,128,630
Deferred revenue	218,023	-
Accrued expenses and other current liabilities	1,340,706	2,328,349
Foreign exchange contract liabilities	-	59,116
Lines of credit	11,732,202	13,755,800
Current portion of long-term debt	2,657,687	2,223,465
Current portion of convertible debt, net	9,461,477	9,265,929
TOTAL CURRENT LIABILITIES	45,679,502	42,484,189

Contingent consideration obligation	2,030,527	2,078,000
Long-term debt, less current portion	10,585,363	10,682,072
Convertible debt, net, less current portion	4,143,209	8,777,041
Derivative warrant liabilities	4,776,000	6,258,000
Other non-current liabilities	141,385	188,160

TOTAL LIABILITIES	67,355,986	70,467,462

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding		-
Common stock, $0.001 par value; 50,000,000 shares authorized;
14,697,903 issued and 14,672,903 outstanding at December 31, 2015;
13,479,101 issued and 13,454,101 outstanding at June 30, 2015;	14,698	13,479
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	68,421,774	62,072,379
Accumulated deficit	(5,491,918)	(4,979,471)
Accumulated other comprehensive loss	(5,937,703)	(5,096,586)
TOTAL STOCKHOLDERS' EQUITY	56,872,655	51,875,605
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$124,228,641	$122,343,067

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(512,447)	$(2,416,976)
Adjustments to reconcile net loss to net cash provided
by operating activities
Stock-based compensation	628,173	447,075
Change in allowance for doubtful accounts	(7,350)	8,632
Impairment charges	-	500,198
Depreciation and amortization	1,580,038	630,311
Change in deferred tax asset	(3,243,453)	(1,138,394)
Change in foreign exchange contracts	(55,845)	173,977
Change in derivative warrant liabilities	(1,482,000)	-
Change in contingent consideration obligation	(47,473)	-
Amortization of debt discount	1,961,454	26,142
Gain on sale of marketable securities	(123,038)	-
Loss on equity method investment	223,703	-
Changes in operating assets and liabilities, net:
Accounts receivable	13,712,154	7,071,072
Inventories	(12,016,814)	4,838,843
Prepaid expenses and other current assets	(389,135)	32,855
Crop production costs	-	(1,567,276)
Other non-current assets	(140,569)	-
Accounts payable	1,764,241	(5,832,578)
Accounts payable - related parties	4,174,847	912,721
Deferred revenue	218,023	-
Accrued expenses and other current liabilities	(945,516)	296,580
Other non-current liabilities	(42,731)	4,445
Net cash provided by operating activities	5,256,262	3,987,627

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(903,825)	(693,311)
Acquisition of business	-	(27,000,000)
Investment in Bioceres	-	(4,982)
Purchase of marketable securities	(316,000)	-
Sale of marketable securities	439,038	-
Equity method investment	(439,038)	-
Net cash used in investing activities	(1,219,825)	(27,698,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,872,794	4,236,943
Net proceeds from exercise of common stock options	34,566	-
Taxes paid related to net share settlements of stock-based compensation awards	(56,784)	(43,111)
Borrowings and repayments on lines of credit, net	(1,820,939)	(1,763,375)
Borrowings of long-term convertible debt	-	27,000,000
Debt issuance costs	-	(1,726,543)
Borrowings of long-term debt	440,179	-
Repayments of long-term debt	(104,463)	(211,724)
Repayments of convertible debt	(5,471,724)	-
Net cash (used in) provided by financing activities	(2,106,368)	27,492,190

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(244,289)	(28,906)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,685,780	3,752,618

CASH AND CASH EQUIVALENTS, beginning of the period	3,535,458	1,167,503

CASH AND CASH EQUIVALENTS, end of period	$5,221,238	$4,920,121